EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS RECORD FISCAL 2023 FIRST-QUARTER RESULTS

MONROE, Mich., August 23, 2022--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today reported record-setting first-quarter results for the quarter ended July 30, 2022.

Fiscal 2023 first-quarter highlights versus prior year:

•Consolidated sales increased 15% to $604 million, a first-quarter record
–Operating profit and operating margin were also all-time first-quarter records
•Retail segment sales increased 30% to $236 million, an all-time quarterly record
–Operating profit and operating margin were also all-time quarterly records
•Joybird written sales increased 12%

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy, said, "We delivered excellent results for the quarter, amidst challenging trends for the global economy and the furniture industry. We are focused on navigating the near-term volatile environment with agility while strengthening our business for the long term with our Century Vision strategy. This quarter, we further built our iconic La-Z-Boy brand with the acquisition of five La-Z-Boy Furniture Galleries® stores in the Denver market, and our Joybird brand with the opening of two new Joybird retail stores."

Whittington added, "In the near term, we remain focused on working down our backlog to drive delivered sales and enhance service to customers with shorter, pre-pandemic lead times. Our supply chain team continues to improve results and reduce start-up friction costs at our new plants in Mexico to strengthen wholesale gross margins over time. At the same time, we have increased our marketing spend to pre-pandemic levels to increase traffic and conversion and support the equity of our brands. With a strong balance sheet, we have the means to make prudent investments in our business and we expect to deliver enhanced long-term returns to all stakeholders."

Key Results:

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/30/2022	7/24/2021	% Change
Sales	$604,091	$524,783	15%

GAAP operating income	52,643	34,371	53%
Non-GAAP operating income	53,824	34,631	55%

GAAP operating margin	8.7%	6.5%	220 bps
Non-GAAP operating margin	8.9%	6.6%	230 bps

GAAP net income attributable to La-Z-Boy Incorporated	38,488	24,566	57%
Non-GAAP net income attributable to La-Z-Boy Incorporated	39,424	24,892	58%

Diluted weighted average common shares	43,142	45,404

GAAP diluted earnings per share	$0.89	$0.54	65%
Non-GAAP diluted earnings per share	$0.91	$0.55	65%

Liquidity Measures:

	Quarter Ended			Quarter Ended
(Unaudited, amounts in thousands)	7/30/2022	7/24/2021	(Unaudited, amounts in thousands)	7/30/2022	7/24/2021
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$33,104	$6,163	Share repurchases	$5,004	$35,640
Capital expenditures	(20,999)	(19,343)	Dividends	7,097	6,777
Free cash flow	$12,105	$(13,180)	Cash returns to shareholders	$12,101	$42,417

(Unaudited, amounts in thousands)	7/30/2022	7/24/2021
Cash and cash equivalents	$238,170	$332,960
Restricted cash	3,267	3,266
Total cash, cash equivalents and restricted cash	$241,437	$336,226

FY23 Q1 Results vs. FY22 Q1:

Consolidated Results:
•Consolidated sales in the first quarter of fiscal 2023 increased 15% to $604 million, reflecting pricing and surcharge actions and the positive effects of product and channel mix
•Consolidated GAAP operating margin was 8.7% versus 6.5%
•Consolidated non-GAAP(1) operating margin was 8.9% versus 6.6%
–Improved operating margin was driven primarily by a change to the company's consolidated business mix, with Retail becoming a larger portion, and fixed-cost leverage on higher sales
•GAAP diluted EPS increased to $0.89 from $0.54; non-GAAP(1) diluted EPS increased 65% to $0.91 from $0.55

Retail Segment:
•Sales:
–Delivered sales increased 30% to an all-time quarterly record of $236 million
–Delivered same-store sales increased 25%

–Written same-store sales for the company-owned La-Z-Boy Furniture Galleries® stores (the company's Retail segment) decreased 15%, reflecting a return to normal seasonality associated with the summer period and consumer sentiment impacts from macroeconomic and geopolitical concerns
–Written same-store sales were 12% higher than pre-pandemic levels
•Operating Performance:
–Non-GAAP(1) operating margin and operating profit increased to all-time records of 16.2%, and $38 million, respectively, versus 11.2%, and $20 million in last year's first quarter, primarily driven by fixed-cost leverage on higher delivered sales volume

Wholesale Segment:
•Sales:
–Increased 12% to a first-quarter record of $442 million driven by realized pricing and surcharge actions coupled with favorable channel and product mix, partially offset by lower volume, primarily the result of some external dealers temporarily delaying receipt of finished goods due to warehouse constraints
•Operating Margin:
–Non-GAAP(1) operating margin increased to 6.1% versus 4.7%, primarily reflecting pricing and surcharge actions as well as favorable channel and product mix, partially offset by increased raw material and plant costs

Corporate & Other:
•Joybird delivered sales increased 10% to $43 million
•Joybird written sales increased 12% versus the year-ago first quarter, supported by improved web conversion, average order value and average sales price
•Intercompany eliminations increased in the first quarter 2023 versus the year-ago period due to higher sales from the company's Wholesale segment to its Retail segment
•Joybird posted a small loss for the period, reflecting continued investments in marketing while experiencing increases in freight costs as well as friction costs associated with the opening of a second manufacturing facility in Tijuana; the company expects Joybird to be profitable for the full fiscal year

Balance Sheet and Cash Flow as of FY23 Q1

•Ended the quarter with $241 million in cash(2) and $25 million in investments to enhance returns on cash, and no external debt
•Generated $33 million in cash from operating activities versus $6 million in the prior-year quarter
•Spent $21 million on capital expenditures for the quarter, primarily related to Retail store upgrades, new Retail stores, and plant upgrades at our manufacturing and distribution facilities
•Returned $12 million to shareholders, including $7 million in dividends and $5 million in share repurchases, or approximately 0.2 million shares of stock, leaving approximately 7.3 million shares available for repurchase under its authorized share repurchase program

Dividend

On August 23, 2022, the Board of Directors declared a quarterly cash dividend of $0.165 per share on the common stock of the company, payable on September 15, 2022, to shareholders of record on September 7, 2022.

Outlook

Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, "While we maintain our long-term commitment to steady sales growth and margin progress, we continue to anticipate results may vary significantly during fiscal 2023 as a result of current industry dynamics as well as macroeconomic and geopolitical uncertainty and its effect on consumer sentiment. Taking all known factors into consideration, we expect delivered sales for the fiscal 2023 second quarter to be up 2% to 5% versus the second quarter of fiscal 2022, in a range of about $590 million to $605 million, and consolidated non-GAAP operating margin to be in a range of about 8.0% to 8.5%."

_____
(1)Non-GAAP amounts for the first quarter of fiscal 2023 exclude:
•a charge of $0.9 million pre-tax, or $0.02 per diluted share, related to our business realignment plan, including costs associated with the closure of our Newton, Mississippi manufacturing facility.
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.00 per diluted share, with $0.2 million included in operating income and $0.1 million included in interest expense.

Non-GAAP amounts for the first quarter of fiscal 2022 exclude:
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.4 million pre-tax, or $0.01 per diluted share, with $0.3 million included in operating income and $0.1 million included in interest expense.

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)Cash includes cash, cash equivalents and restricted cash

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, August 24, 2022, at 8:30 a.m. Eastern time. The toll-free dial-in number is 888.506.0062; international callers may use 973.528.0011. Enter Participant Access Code 499409.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 46346. The webcast replay will be available for one year.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business and industry and the effect of the novel coronavirus (“COVID-19”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control, such as the continuing and developing impact of, and uncertainty caused by, the COVID-19 pandemic. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2022 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 166 of the 348 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 348 stand-alone La-Z-Boy Furniture Galleries® stores and 530 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.
Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share (and components thereof, including Non-GAAP income before income taxes, Non-GAAP net income attributable to La-Z-Boy Incorporated), which may exclude, as applicable, business realignment charges and purchase accounting charges. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID, including a reduction in the company's work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration.

In addition, this press release references the Non-GAAP financial measure of “Non-GAAP operating margin” for a future period. Non-GAAP operating margin may exclude items such as pre-tax purchase accounting charges and pre-tax business realignment charges. These and other not presently determinable items could have a material impact on the determination of operating margin on a GAAP basis and due to the probable variability and limited visibility of excluded items, therefore, we have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented, except for the non-tax deductible goodwill impairment charge and the adjustment to the fair value of contingent consideration which reflects the associated GAAP tax impact in the period presented.

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LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/30/2022	7/24/2021
Sales	$604,091	$524,783
Cost of sales	362,631	322,701
Gross profit	241,460	202,082
Selling, general and administrative expense	188,817	167,711
Operating income	52,643	34,371
Interest expense	(159)	(311)
Interest income	474	117
Other income (expense), net	45	(93)
Income before income taxes	53,003	34,084
Income tax expense	14,063	8,818
Net income	38,940	25,266
Net income attributable to noncontrolling interests	(452)	(700)
Net income attributable to La-Z-Boy Incorporated	$38,488	$24,566

Basic weighted average common shares	43,092	45,072
Basic net income attributable to La-Z-Boy Incorporated per share	$0.89	$0.54

Diluted weighted average common shares	43,142	45,404
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.89	$0.54

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/30/2022	4/30/2022
Current assets
Cash and equivalents	$238,170	$245,589
Restricted cash	3,267	3,267
Receivables, net of allowance of $3,665 at 7/30/2022 and $3,406 at 4/30/2022	156,027	183,747
Inventories, net	331,846	303,191
Other current assets	190,516	215,982
Total current assets	919,826	951,776
Property, plant and equipment, net	262,620	253,144
Goodwill	201,679	194,604
Other intangible assets, net	37,929	33,971
Deferred income taxes – long-term	10,041	10,632
Right of use lease assets	409,051	405,755
Other long-term assets, net	77,839	82,207
Total assets	$1,918,985	$1,932,089

Current liabilities
Accounts payable	$123,832	$104,025
Lease liabilities, short-term	77,300	75,271
Accrued expenses and other current liabilities	437,930	496,393
Total current liabilities	639,062	675,689
Lease liabilities, long-term	357,468	354,843
Other long-term liabilities	78,363	81,935
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 43,036 outstanding at 7/30/2022 and 43,089 outstanding at 4/30/2022	43,036	43,089
Capital in excess of par value	343,475	342,252
Retained earnings	456,067	431,181
Accumulated other comprehensive loss	(7,316)	(5,797)
Total La-Z-Boy Incorporated shareholders' equity	835,262	810,725
Noncontrolling interests	8,830	8,897
Total equity	844,092	819,622
Total liabilities and equity	$1,918,985	$1,932,089

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/30/2022	7/24/2021
Cash flows from operating activities
Net income	$38,940	$25,266
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal of assets	(4)	44
(Gain)/loss on sale of investments	30	(256)
Provision for doubtful accounts	293	(611)
Depreciation and amortization	9,516	8,553
Amortization of right-of-use lease assets	18,845	17,245
Equity-based compensation expense	1,417	2,460
Change in deferred taxes	544	370
Change in receivables	25,098	(1,783)
Change in inventories	(25,954)	(38,921)
Change in other assets	(1,229)	(10,380)
Change in payables	22,113	24,767
Change in lease liabilities	(19,256)	(17,263)
Change in other liabilities	(37,249)	(3,328)
Net cash provided by operating activities	33,104	6,163

Cash flows from investing activities
Proceeds from disposals of assets	46	8
Capital expenditures	(20,999)	(19,343)
Purchases of investments	(2,176)	(9,900)
Proceeds from sales of investments	4,421	9,716
Acquisitions	(7,230)	—
Net cash used for investing activities	(25,938)	(19,519)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(31)	(30)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(1,703)	(2,228)
Repurchases of common stock	(5,004)	(35,640)
Dividends paid to shareholders	(7,097)	(6,777)
Net cash used for financing activities	(13,835)	(44,675)

Effect of exchange rate changes on cash and equivalents	(750)	(446)
Change in cash, cash equivalents and restricted cash	(7,419)	(58,477)
Cash, cash equivalents and restricted cash at beginning of period	248,856	394,703
Cash, cash equivalents and restricted cash at end of period	$241,437	$336,226

Supplemental disclosure of non-cash investing activities
Capital expenditures included in accounts payable	$7,130	$3,957

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/30/2022	7/24/2021
Sales
Wholesale segment:
Sales to external customers	$323,728	$303,617
Intersegment sales	118,090	89,882
Wholesale segment sales	441,818	393,499

Retail segment sales	236,021	181,847

Corporate and Other:
Sales to external customers	44,342	39,319
Intersegment sales	4,388	4,315
Corporate and Other sales	48,730	43,634

Eliminations	(122,478)	(94,197)
Consolidated sales	$604,091	$524,783

Operating Income (Loss)
Wholesale segment	$26,142	$18,331
Retail segment	38,152	20,438
Corporate and Other	(11,651)	(4,398)
Consolidated operating income	$52,643	$34,371

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended
(Amounts in thousands, except per share data)	7/30/2022	7/24/2021
GAAP gross profit	$241,460	$202,082
Add back: Business realignment charges	928	—
Non-GAAP gross profit	$242,388	$202,082

GAAP SG&A	$188,817	$167,711
Less: Purchase accounting charges - amortization of intangible assets and retention agreements	(253)	(260)
Non-GAAP SG&A	$188,564	$167,451

GAAP operating income	$52,643	$34,371
Add back: Purchase accounting charges	253	260
Add back: Business realignment charges	928	—
Non-GAAP operating income	$53,824	$34,631

GAAP income before income taxes	$53,003	$34,084
Add back: Purchase accounting charges recorded as part of SG&A and interest expense	345	440
Add back: Business realignment charges	928	—
Non-GAAP income before income taxes	$54,276	$34,524

GAAP net income attributable to La-Z-Boy Incorporated	$38,488	$24,566
Add back: Purchase accounting charges recorded as part of SG&A and interest expense	345	440
Less: Tax effect of purchase accounting	(91)	(114)
Add back: Business realignment charges	928	—
Less: Tax effect of business realignment charges	(246)	—
Non-GAAP net income attributable to La-Z-Boy Incorporated	$39,424	$24,892

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.89	$0.54
Add back: Purchase accounting charges, net of tax, per share	—	0.01
Add back: Business realignment charges, net of tax, per share	0.02	—
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.91	$0.55

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended
(Amounts in thousands)	7/30/2022	% of sales	7/24/2021	% of sales
GAAP operating income (loss)
Wholesale segment	$26,142	5.9%	$18,331	4.7%
Retail segment	38,152	16.2%	20,438	11.2%
Corporate and Other	(11,651)	N/M	(4,398)	N/M
Consolidated GAAP operating income	$52,643	8.7%	$34,371	6.5%

Non-GAAP items affecting operating income
Wholesale segment	$981		$61
Retail segment	—		—
Corporate and Other	200		199
Consolidated Non-GAAP items affecting operating income	$1,181		$260

Non-GAAP operating income (loss)
Wholesale segment	$27,123	6.1%	$18,392	4.7%
Retail segment	38,152	16.2%	20,438	11.2%
Corporate and Other	(11,451)	N/M	(4,199)	N/M
Consolidated Non-GAAP operating income	$53,824	8.9%	$34,631	6.6%

N/M - Not Meaningful